Exhibit 10.9.5

PARTIAL UNWIND AGREEMENT
dated as of July 21, 2014
with respect to the Call Option Transaction Confirmation, dated as of April 9, 2008 and the Warrant Confirmation, dated as of April 9, 2008
between Endo Health Solutions Inc. (formerly Endo Pharmaceutical Holdings Inc.), and Deutsche
Bank AG, London Branch

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Call Option Transaction Confirmation (as defined below) and the Warrant Confirmation (as defined below) is made as of July 21, 2014 between Endo Health Solutions Inc. (formerly Endo Pharmaceuticals Holdings Inc.) (the “Company”) and Deutsche Bank AG, London Branch (“Deutsche”).
DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COMPANY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).
WHEREAS, the Company and Deutsche entered into a call option transaction confirmation dated as of April 9, 2008 (the “Call Option Transaction Confirmation”), relating to the Company’s 1.75% Convertible Senior Subordinated Notes due April 15, 2015 (the “Convertible Notes”);
WHEREAS, the Company and Deutsche entered into a Warrant Confirmation, dated as of April 9, 2008, as amended pursuant to the Letter Agreement dated as of February 28, 2014, between the Company and Deutsche (the “Warrant Confirmation”), pursuant to which the Company issued to Deutsche warrants to purchase shares of Endo International plc (“Parent”);
WHEREAS, the Company has requested, and Deutsche has agreed, to unwind the Call Option Transaction Confirmation with respect to a portion of the Number of Note Hedging Units included in such confirmation;
WHEREAS, Deutsche has requested, and the Company has agreed, to unwind the Warrant Confirmation with respect to a portion of the Number of Warrants included therein;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Transaction Confirmation or the Warrant Confirmation, as applicable.
2.Partial Call Option Unwind. On the Payment Date (as defined below), the Number of Note Hedging Units in the Call Option Transaction Confirmation shall be reduced by 6,200 from 105,769 to 99,569.
3.Partial Warrant Unwind. On the Payment Date, the aggregate Number of Warrants for all Components in the Warrant Confirmation shall be reduced by 212,329 from 3,622,219 to 3,409,890; provided that the amount by which the Number of Warrants for each Component is reduced shall be the same for all Components other than differences due to rounding. Promptly following the Payment Date, Deutsche shall send the Company a notice containing the Number of Warrants that remain outstanding under the Warrant Confirmation with respect to each Component.

Exhibit 10.9.5

4.Procedures for Partial Unwind.    Pursuant to the terms of this Agreement, during any Hedge Unwind Period (as defined below) Deutsche (or an affiliate of Deutsche), for the account of Deutsche, shall unwind a portion of its hedge of the Note Hedging Units underlying the Call Option Transaction Confirmation and the Warrants underlying the Warrant Confirmation.
5.Payments. In consideration for the foregoing partial unwind, on the first Scheduled Trading Day following the conclusion of the Hedge Unwind Period, or if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Payment Date”), Deutsche shall pay to the Company in immediately available funds, cash in an amount equal to the product of (i) the total number of Note Hedging Units unwound on such Payment Date multiplied by (ii) the Cash Settlement Amount per Option in respect of such Hedge Unwind Period. “Hedge Unwind Period” means the period of consecutive Scheduled Trading Days commencing on and including July 22, 2014 (or if such date is not a Scheduled Trading Day, the first Scheduled Trading Day following such date) through and including the 1st Scheduled Trading Day immediately following such date, subject to the last paragraph of this Section 5. “Cash Settlement Amount per Option” means the product of (i) the Conversion Rate multiplied by (ii) the Net Underlying Share Unwind Amount (as determined based on the grid attached as Exhibit A to this Agreement). “Conversion Rate” means 34.2466.
Notwithstanding anything to the contrary in this Agreement, if (i) any Scheduled Trading Day during any Hedge Unwind Period is a Disrupted Day (as defined in the Warrant Confirmation) or (ii) Deutsche determines in its commercially reasonable judgment that on any Scheduled Trading Day during the relevant Hedge Unwind Period an extension of such Hedge Unwind Period is reasonably necessary or advisable to preserve Deutsche’s hedge unwind activity hereunder in light of existing liquidity conditions or to enable Deutsche to effect sales of Shares in connection with its hedge unwind activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Deutsche, then the VWAP Price for such Scheduled Trading Day(s) shall be the volume-weighted average price per Share on such Scheduled Trading Day on the Exchange, as determined by the Deutsche in its good faith, commercially reasonable discretion based on such sources as it deems appropriate using a volume-weighted methodology, for the portion of such Scheduled Trading Day for which Deutsche determines there is no Market Disruption Event and the number of Scheduled Trading Days and the Cash Settlement Amount per Option related to the relevant Hedge Unwind Period shall be adjusted by Deutsche to account for such disruption and/or extension.
6.Representations and Warranties of the Company. The Company represents and warrants to Deutsche on the date hereof that:
(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
(d)its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));
(e)each of it and its affiliates is not in possession of any material nonpublic information regarding Parent or Parent’s common stock;
(f)Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million; and

Exhibit 10.9.5

(g)Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price ofthe Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended.
7.    Representations and Warranties of Deutsche. Deutsche represents and warrants to the Company on the date hereof that:
a.it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
b.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
c.all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
d.its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
8.    Account for Payment to the Company:
Bank JPMorgan Chase Bank
Bank Address 1 Chase Manhattan Plaza New York, NY 10005 ABA # ###
Account Name Endo Health Solutions Inc.
Account #    ###
RE:    1.75% Convertible Debt Call Spread Unwind
9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the
State of New York (without reference to choice of law doctrine).
10.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option
Transaction Confirmation and the Warrant Confirmation shall remain in full force and effect and are hereby confirmed in all respects.
11.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
12.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Deutsche or its affiliates in any respect in connection therewith, and that it will not hold Deutsche or its affiliates accountable for any such consequences.
13.    Acknowledgments and Agreements. The Company acknowledges and agrees that (i) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of the Shares by Deutsche (or its agent or affiliate) in connection with this Agreement and (ii) the Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended. For the avoidance of doubt, the Company agrees that Section 13.2 of the Equity Definitions remains applicable with respect to the unwinds of any Hedge Positions and Hedging Activities of Deutsche in respect of the Transactions subject to the Call Option Transaction Confirmation and the Warrant Confirmation.

Exhibit 10.9.5

14.    Unwound Note Hedging Units and Unwound Warrants. Except for the payment pursuant to this
Agreement, the parties agree that no payments or deliveries shall become due or payable and no exercises shall occur, with respect to the unwound Note Hedging Units and unwound Warrants; provided, however, that until the relevant Payment Date, the relevant unwound Note Hedging Units and relevant unwound Warrants shall remain subject to adjustment pursuant to the terms of their respective Confirmations, except that the sole terms that may be adjusted with respect thereto shall be the term “Cash Settlement Amount per Option”, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Agreement, as determined in good faith and in a commercially reasonable manner by Deutsche.
15.    Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Company, such delivery shall be effected through DBSI. In addition, all notices, demands and communications of any kind relating to this Agreement between Deutsche and Company shall be transmitted exclusively through DBSI.

Exhibit 10.9.5

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

ENDO HEALTH SOLUTIONS INC.
/s/ Andrew R. Saik
By:	Andrew R. Saik
Title:	Treasurer and Senior Vice President, Finance

DEUTSCHE BANK AG, LONDON BRANCH
By: /s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By: /s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,
acting solely as agent in connection with this Agreement

By: /s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By: /s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

[Signature Page to Partial Unwind Agreement]

Chairman of the Supervisory Board: Dr. Paul Achleitner.
Management Board: Jurgen Fitschen (Co-Chairman), Anshu Jain (Co-Chairman), Stefan Krause, Stephan Leithner, Stuart Lewis, Rainer Neske and Henry Ritchotte.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin — Federal Financial Supervising Authority) and by the Prudential Regulation Authority and subject to limited regulation by the Prudential Regulation Authority and Financial Conduct Authority. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority are available on request or from
https://www.db.com/en/content/eu_disclosures_uk.htm.

Exhibit 10.9.5

EXHIBIT A

	A	B	A minus B
Average VWAP Price	Call Option Underlying Share Unwind Amount	Warrant Underlying Share Unwind Amount	Net Underlying Share Unwind Amount
$55.00	$25.80	$18.87	$6.93
$57.50	$28.30	$20.93	$7.37
$60.00	$30.80	$23.04	$7.76
$62.50	$33.30	$25.20	$8.10
$65.00	$35.80	$27.40	$8.40
$67.50	$38.30	$29.63	$8.67
$70.00	$40.80	$31.90	$8.90
$72.50	$43.30	$34.20	$9.10
$75.00	$45.80	$36.52	$9.28

If the Average VWAP Price is not specified on the grid above, the Net Underlying Share Unwind Amount shall be determined based on a straight-line interpolation between the Average VWAP Prices or extrapolation from the Average VWAP Prices (as the case may be) specified on the grid above.
“Average VWAP Price” means the arithmetic average of the VWAP Prices for each Scheduled Trading Day during the Hedge Unwind Period.
“VWAP Price” for any Scheduled Trading Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ENDP <equity> AQR (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Scheduled Trading Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Scheduled Trading Day, as determined by Deutsche).